UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GENERAL EMPLOYMENT ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

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GENERAL EMPLOYMENT ENTERPRISES, INC.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on September 15, 2015

To the Shareholders of General Employment Enterprises, Inc.:

Notice is hereby given that the annual meeting of Shareholders of General Employment Enterprises, Inc. (the “Company”) will be held on September 15, 2015, at 8:00 a.m., Eastern Daylight Time (EDT), at the Omni Shoreham Hotel, 2500 Calvert Street N.W., Washington, DC 20008 for the following purposes as more fully described in the proxy statement:

1	To elect seven (7) members to our Board of Directors;
2	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for 2015;
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To approve an amendment to the Company’s Articles of Incorporation to effect a one-for-ten reverse stock split whereby every ten (10) shares of the authorized, issued and outstanding shares of common stock, no par value per share (the “Common Stock”) shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”) of the Company;

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To approve an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 20,000,000, post Reverse Stock Split, to 200,000,000 (the “Capital Increase”); and

5	To consider such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only shareholders of record as of the close of business on August 17, 2015, the record date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

Please note that, if you plan to attend the annual meeting in person, you will need to register in advance and receive an admission card to be admitted. Please follow the instructions on page of the proxy statement.

Your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented. We ask that you vote your shares as soon as possible.

BY ORDER OF THE BOARD,

/s/ Derek E. Dewan
Derek E. Dewan
Chairman of the Board

Naperville, Illinois

August 21, 2015

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Important Notice Regarding the Availability of Proxy Materials for the Special

Meeting of Shareholders to be held on September 15, 2015

This Proxy Statement and our Annual Report on Form 10-K for the Year Ended September 30, 2014, the Quarterly Report on Form 10-Q for the Nine Months ended June 30, 2015, the Quarterly Report on Form 10-Q for the Six Months ended March 31, 2015, and the Quarterly Report on Form 10-Q for the Three Months Ended December 31, 2014 are available at http://www.cstproxy.com/generalemployment/2015.

GENERAL EMPLOYMENT ENTERPRISES, INC.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

PROXY STATEMENT

This proxy statement sets forth information relating to the solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the “Company”) in connection with the Company’s 2015 annual meeting of shareholders or any adjournment or postponement of the annual meeting. The annual meeting will take place on September 15, 2015 at the Omni Shoreham Hotel, 2500 Calvert St NW, Washington, DC 20008 at 8:00 a.m., Eastern Daylight Time.

This proxy statement and form of proxy will be mailed on or about August 28, 2015, to our shareholders of record as of the close of business on August 17, 2015, the record date.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of the annual meeting?

Our 2015 annual meeting will be held for the following purposes:

1	To elect seven (7) members to our Board of Directors (Proposal 1);
2	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for 2015(Proposal 2);
3

To approve an amendment to the Company’s Articles of Incorporation to effect a one-for-ten reverse stock split whereby every ten (10) shares of the authorized, issued and outstanding shares of common stock, no par value per share (the “Common Stock”) shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”) of the Company (Proposal 3);

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To approve an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 20,000,000, post Reverse Stock Split, to 200,000,000 (the “Capital Increase”) (Proposal 4); and

5	To consider such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting (Proposal 5) .

In addition, senior management of the Company will be available to respond to your questions.

Who can vote at the annual meeting?

You can vote at the annual meeting if, as of the close of business on August 17, 2015, the record date, you were a holder of record of the Company’s Common Stock. As of the record date, there were issued and outstanding 88,930,252 shares of Common Stock, each of which is entitled to one vote on each matter to come before the annual meeting.

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How many shares must be present to conduct business at the annual meeting?

A quorum is necessary to hold a valid meeting of shareholders. For each of the proposals to be presented at the annual meeting, the holders of shares of our Common Stock outstanding on August 17, 2015, the record date, representing 44,465,127 votes must be present at the annual meeting, in person or by proxy. If you vote including by Internet, or proxy card your shares voted will be counted towards the quorum for the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

How do I vote?

Registered Shareholders. If you are a registered shareholder (i.e., you hold your shares in your own name through our transfer agent, Continental Stock Transfer & Trust Co., referred to herein as “Continental”), you may vote by proxy via the Internet, or by mail by following the instructions provided on the proxy card. Shareholders of record who attend the annual meeting may vote in person by obtaining a ballot from the inspector of elections.

Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the vote instruction form or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the annual meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares.

Will my shares be voted if I do not provide voting instructions?

If you are a shareholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted FOR the election of the seven nominees for director named in “Proposal 1 Election of Directors,” FOR “Proposal 2 Ratification of the Appointment of Friedman LLP as Our Independent Registered Public Accounting Firm for 2015,” FOR “Proposal 3 Approval of the Reverse Stock Split,” and FOR “Proposal 4 Approval of the Capital Increase.”

Under the rules of NYSE MKT, LLC (“NYSE MKT”), brokerage firms have the authority to vote shares held for a beneficial owner on “routine” matters. Accordingly, if your shares are held of record by a brokerage firm and you do not provide the firm specific voting instructions, that firm will have the authority to vote your shares with respect to the “Proposal 2 Ratification of the Appointment of Friedman LLP as Our Independent Registered Public Accounting Firm for 2015,” “Proposal 3, Approval of the Reverse Stock Split,” and  “Proposal 4, Approval of the Capital Increase,” but your shares will not be voted and will be considered broker non-votes with respect to proposal 1. We urge you to provide voting instructions so that your shares will be voted.

Can I change my vote after I have voted?

Yes, you may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may change your vote by voting again on a later date on the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), signing and returning a new proxy card with a later date, or attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke any prior proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.

What is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.

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What vote is required to elect directors or take other action at the annual meeting?

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Proposal 1: Election of seven (7) Directors. The election of the seven director nominees named in this proxy statement requires the affirmative vote of shares of Common Stock representing a plurality of the votes cast on the proposal at the annual meeting. This means that the seven nominees will be elected if they receive more affirmative votes than any other person. You may not cumulate your votes for the election of directors. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the annual meeting in accordance with their specific instructions.

•

Proposal 2: Ratification of the Appointment of Friedman LLP as Our Independent Registered Public Accounting Firm for 2015. Ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the year ending September 30, 2015 requires the affirmative vote of shares of Common Stock representing a majority of votes cast on the proposal at the annual meeting.

•

Proposal 3: Approval of the Reverse Stock Split. Approval of the Reverse Stock Split requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares entitled to vote on the proposal at the annual meeting.

•

Proposal 4: Approval of the Capital Increase. Approval of the Capital Increase requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares entitled to vote on the proposal at the annual meeting.

In general, other business properly brought before the annual meeting requires the affirmative vote of shares of Common Stock representing a majority of votes cast on such matter at the annual meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each director nominee named in this proxy statement, “FOR” ratification of Friedman LLP as our independent registered public accounting firm, “FOR” the approval of the Reverse Stock Split, and “FOR” the approval of the Capital Increase.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

Where can I find the results of the voting?

We intend to announce preliminary voting results at the annual meeting and will publish final results through a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the annual meeting. The Current Report on Form 8-K will be available on the Internet at our website, www.generalemployment.com.

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Do I need a ticket to attend the annual meeting?

Yes, you will need an admission card to enter the annual meeting. You may request tickets by providing the name under which you hold shares of record or, if your shares are held in the name of a bank, broker or other holder of record, the evidence of your beneficial ownership of the shares, the number of tickets you are requesting and your contact information. You can submit your request in the following ways:

•	by sending an e-mail to andrew.norstrud@genp.com; or

•	by calling us at (813) 803-8275.

Shareholders also must present a form of personal photo identification in order to be admitted to the annual meeting.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of Common Stock held of record by them.

What is “householding” and how does it affect me?

In accordance with notices to many shareholders who hold their shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one copy of our proxy statement and included periodic reports to shareholders is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement and annual report may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563, Attn.: Chief Financial Officer or by contacting our CFO by telephone at (630) 954-0400. The voting instruction form sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. A shareholder who would like to make one of these requests should contact us as indicated above.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director/Nominees

Our Board of Directors currently consists of seven members, as set forth in the table below. Our Board of Directors consists of an experienced group of business leaders, with experience in corporate governance, corporate finance, capital markets, insurance, employee benefits and real estate.

Name	Age	Position	Director Since
Derek Dewan	60	Chief Executive Officer and Chairman of the Board of Directors	2015
Andrew J. Norstrud	43	Chief Financial Officer and Director	2013
Dr. Arthur B. Laffer*	75	Director	2015
Peter Tanous	77	Director	2015
Thomas C. Williams*	55	Director	2009
William Isaac	71	Director	2015
George A. Bajalia*	57	Director	2015

* Indicates member of Audit, Compensation and Nominating Committees.

We have set forth below information regarding each of our director/nominees, including the experience, qualifications, attributes or skills that led the Board of Directors to conclude that such person should serve as a director. Our Nominating Committee and our Board of Directors believe that the experience, qualifications, attributes and skills of our directors provide us with the ability to address our evolving needs and represent the best interests of our shareholders.

Derek Dewan - Chief Executive Officer and Chairman of the Board of Directors

Mr. Dewan joined the Company as the Chairman of the Board of Directors and the Chief Executive Officer in April 2015. Mr. Dewan was the former Chairman and Chief Executive Officer of Scribe Solutions, Inc. Prior to this, Mr. Dewan was the Chairman and CEO of publically traded MPS Group, Inc. Mr. Dewan started his career at Price Waterhouse in 1977 as a certified public accountant (CPA) and later joined Coopers & Lybrand (now PricewaterhouseCoopers) rising to the positions of tax partner-in-charge in 1985 and managing partner in 1992 of the Jacksonville, Florida office. In January 1994, Mr. Dewan joined AccuStaff Incorporated, MPS Group's predecessor, as President and Chief Executive Officer, and took that company public in August 1994. Under Mr. Dewan's leadership the company became a Fortune 1000 world-class, global multi-billion dollar staffing services provider through significant organic growth and strategic acquisitions. MPS Group grew to include a vast network of offices in the United States, Canada, the United Kingdom, Continental Europe, Asia and Australia. MPS Group experienced many years of continued success during Mr. Dewan's tenure and he led successful secondary stock offerings of $110 million and $370 million. The company was on the Wall Street Journal's "top performing stock list" for three consecutive years and included in the Standard and Poor’s (S&P) Mid-Cap 400. In 2009, Mr. Dewan was instrumental in the sale of MPS Group to the largest staffing company in the world, Adecco Group, for $1.3 billion. Mr. Dewan graduated from the University of South Florida with a bachelor’s in Accounting.

Andrew J. Norstrud - Chief Financial Officer and Director

Mr. Norstrud joined the Company in March 2013 as its Chief Financial Officer and as a member of the Board of Directors since October 2014. Prior to joining the Company, Mr. Norstrud was a consultant with Norco Accounting and Consulting from October 2011 until March 2013. From October 2005 to October 2011, Mr. Norstrud served as the Chief Financial Officer for Jagged Peak. Prior to his role at Jagged Peak, Mr. Norstrud was the Chief Financial Officer of Segmentz, Inc., and played an instrumental role in the company achieving its strategic goals by pursuing and attaining growth initiatives, building a financial team, completing and integrating strategic acquisitions and implementing the structure required of public companies. Previously, Mr. Norstrud worked for Grant Thornton LLP and PricewaterhouseCoopersLLP and has extensive experience with young, rapid growth public companies. Mr. Norstrud earned a BA in Business and Accounting from Western State College and a Master of Accounting with a systems emphasis from the University of Florida. He is a Florida licensed Certified Public Accountant.

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Dr. Arthur B. Laffer - Director

Dr. Laffer joined the Company as a director in January 2015. Dr. Arthur Laffer is the founder and chairman of Laffer Associates, an economic research and consulting firm. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as “The Father of Supply-Side Economics”. He has served on several boards of directors of public and private companies, including staffing giant MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget (OMB) under Mr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine Board of Directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer has received multiple awards for his economic work, including two Graham and Dodd Awards from the Financial Analyst Federation; the Distinguished Service Award by the National Association of Investment Clubs; the Adam Smith Award for his insights and contributions to the Wealth of Nations; and the Daniel Webster Award for public speaking by the International Platform Association. Dr. Laffer received a B.A. in economics from Yale University and an MBA and Ph.D. in economics from Stanford University.

Peter Tanous - Director

Mr. Tanous joined the as a director in May 2015. Mr. Tanous is an independent director and has served on several boards of directors of public and private companies, including staffing giant and publicly traded (NYSE) MPS Group, Inc. ("MPS"), which was sold to the largest staffing company in the world, Adecco Group for $1.3 billion in 2009. Mr. Tanous is Chairman of Lynx Investment Advisory of Washington D.C., an SEC registered investment advisory firm. In prior years, Mr. Tanous was International Regional Director with Smith Barney and a member of the executive committee of Smith Barney International, Inc. He served for ten years as executive vice president and a director of Bank Audi (USA) in New York, and was earlier chairman of Petra Capital Corporation in New York. A graduate of Georgetown University, he serves on the university's investment committee and as a member of the Georgetown University Library Board.

Thomas C. Williams - Director

Mr. Williams joined the Company as a directors in July 2009. Since 2005, Mr. Williams has served as acting Vice Chairman of Capital Management of Bermuda (previously Travelers of Bermuda), a company providing pension benefits for expatriates who have worked outside the U.S. and accrued benefits towards their retirement which are not covered by their domestic pension plans. Additionally, Mr. Williams has served as the Chief Executive Officer of Innova Insurance Ltd., a Bermuda based insurer, which provides extension risk to the Capital Markets on life insurance related assets from 2005 to 2009 when it was acquired. Mr. Williams is Chairman of the Nominating Committee and is a member of the Audit and Compensation Committees. The Company believes that Mr. Williams is qualified to sit on the Board of Directors because of his significant management experience.

William Isaac - Director

Mr. Isaac joined the Company as a directors in June 2015. He is a former Chairman of the Federal Deposit Insurance Corporation (“FDIC”), he has significant experience as a director on boards of directors of several public and private companies, including publicly traded (NYSE) staffing giant MPS Group, Inc., which was sold to the largest staffing firm in the world, Adecco Group for $1.3 billion in 2009. Mr. Isaac is presently a senior managing director of FTI Consulting, Inc. (“FTI”) and serves as Global Head of FTI’s Financial Institutions practice. William Isaac has extensive experience in business, finance and governance. In 1986, he founded The Secura Group, a leading financial institutions consulting firm and operated the business until it was acquired by FTI in 2011. Prior to forming Secura, Mr. Isaac headed the FDIC during the banking crisis of the 1980s, serving under Presidents Carter and Reagan from 1978 through 1985. Mr. Isaac currently serves as a member of the board of TSYS, a leading worldwide payments system processing company, and is the former Chairman of Fifth Third Bancorp, one of the nation’s leading banking companies. Also, Isaac is a former member of the boards of Trans Union Corporation, The Associates prior to its sale to Citigroup and Amex Centurion Bank. He is involved extensively in thought leadership relating to the financial services industry.

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George A. Bajalia - Director

Mr. Bajalia joined the Company as a director in January 2015. Mr. Bajalia has over 30 years of business experience, with financial, operational and management expertise in many industries including the staffing industry. Since 2001, Mr. Bajalia has provided consulting, advisory and interim management services to executive management, boards, business owners and private equity firms. He has assisted them with implementing their growth and working capital strategies, turnarounds, recapitalizations and strategic objectives. Mr. Bajalia started his career as a certified public accountant (CPA) at Peat Marwick & Mitchell (now KPMG) in 1980. From 1984 to 1991, Mr. Bajalia worked in all areas of finance and as a portfolio company manager for an investment holding company based in Florida. In 1991 he became the chief financial officer (CFO) of one of the public company portfolio investments, Wickes Inc. The company was a leading multi-state distributor of building materials and manufacturer of building components in the US with approximately $1 billion in revenue. From 1998 to 2001 Mr. Bajalia served as chief executive officer (CEO) and chief operating officer (COO) of the professional services division of MPS Group, Inc. (MPS), a publicly traded staffing company. This division had offices throughout the United States and the United Kingdom, and over $650 million in revenue and $80 million in pretax profits. He also served as a director of MPS. Mr. Bajalia’s leadership and communication skills have earned him the reputation as a results-oriented manager. He received his B.S. in Accounting from Florida State University, is a licensed CPA and real estate broker, and is a member of several professional associations.

Executive Officers and Significant Employees

The business experience of the Company’s directors, including all executive officers serving as directors, is provided above. The experience of the Company’s executive officers who are not also directors is described below.

Alex Stuckey, President and Chief Operating Officer

Mr. Stuckey joined the Company in April 2015 as its Chief Operating Officer and President. Mr. Stuckey was the President and Chief Operating Officer of Scribe Solutions, Inc. Prior to joining Scribe, Mr. Stuckey was the founder and Chief Executive Officer of Fire Fighters Equipment Co. Mr. Stuckey led that company from a start up to a multi-million dollar enterprise with substantial net profits through both organic and acquisition growth. At Fire Fighters, Mr. Stuckey developed unique marketing strategies, which were revolutionary to the industry. His efforts led to a successful stock sale of Fire Fighters to Cintas. Stuckey also has extensive experience in banking and finance, which he obtained after a successful career at Barnett Bank as a special assets officer. Mr. Stuckey graduated from Florida State University with a bachelor’s in Entrepreneurship and Business Enterprises.

Role of the Board of Directors and Board Leadership Structure

Our business and affairs are managed under the direction of our Boardof Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our shareholders. Our Boardof Directors’ primary responsibility is to seek to maximize long-term shareholder value. Our Board of Directors establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, monitors the performance of the Company and management, and provides advice and counsel to management. In fulfilling the Boardof Directors’ responsibilities, directors have full access to our management, internal and external auditors and outside advisors.

Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the management brings company-specific experience and expertise. The Board of Directors believes that a board of directors combined with independent board members and management is in the best interest of shareholders because it promotes strategy development and execution, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

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The Board of Directors does not have a lead independent director. The Board of Directors provides overall risk oversight for the Company as part of its normal, ongoing responsibilities. It receives reports from Mr. Dewan and Mr. Norstrud and other members of senior management on a periodic basis on areas of risk facing the Company. In addition, Board of Directors committees oversee specific elements of risk or potential risk.

The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board of Directors approval. It also holds annual meetings when an important matter requires Board of Directors action between scheduled meetings. The Board of Directors held ten (10) meetings during the last fiscal year. No director of the Company attended less than 75% of the total meetings of the Board of Directors and Committees on which such Board of Directors members served during this period.

Our directors are expected to attend the annual meeting. Any director who is unable to attend the annual meeting is expected to notify the Chairman of the Board of Directors in advance of the annual meeting.

The Board of Directors believes that Mr. Dewan’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its shareholders. Mr. Dewan possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers and suppliers

Board Risk Oversight

Management of the risks that we face in the conduct of our business is primarily the responsibility of our senior management team. However, our Board of Directors provides overall risk oversight with a focus on the most significant risks facing the Company. Our senior management team periodically reviews with our Board of Directors any significant risks facing the Company. Our Board of Directors has delegated responsibility for the oversight of specific risks to the committees of the Board of Directors as follows:

•

Audit Committee. The Audit Committee oversees the policies that govern the process by which our exposure to risk is assessed and managed by management. In that role, the Audit Committee discusses with our management major financial risk exposures and the steps that management has taken to monitor and control these exposures. The Audit Committee also is responsible for reviewing risks arising from related party transactions involving the Company and overseeing our code of ethics.

•	Compensation Committee. The Compensation Committee monitors the risks associated with our compensation philosophy and programs.

•	Nominating Committee. The Nominating Committee oversees risks related to our governance structure and processes.

Our Board of Directors has assessed the risks that could arise from our employee compensation policies and does not believe that such policies are reasonably likely to have a materially adverse effect on the Company.

Committees of the Board of Directors and Committee Membership

Our Board of Directors has established three separately designated standing committees to assist our Board of Directors in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating Committee. Our Board of Directors may eliminate or create additional committees as it deems appropriate. The charters for our Board of Directors committees are in compliance with applicable SEC rules and the NYSE MKT Listed Company Manual. These charters are not available on our website, but were attached to the following documents filed with the SEC: Audit Committee Charter proxy statement filed January 27, 2012; Compensation Committee Charter proxy statement filed January 28, 2010; Nominating Committee Charter proxy statement filed January 21, 2011. You may obtain a printed copy of any of these charters by sending a request to: General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

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Each committee of our Board of Directors is composed entirely of independent directors within all applicable standards (as further discussed below). Our Board of Directors’ general policy is to review and approve committee assignments annually. The Nominating Committee is responsible, after consultation with our Chairman of the Board of Directors and Chief Executive Officer and consideration of appropriate member qualifications, to recommend to our Board of Directors for approval all committee assignments, including designations of the chairs. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

A brief summary of the committees’ responsibilities follows:

Nominating Committee

The functions of the Nominating Committee are to assist the Board of Directors in identifying, interviewing and recommending to the Board of Directors qualified candidates to fill positions on the board. The Nominating Committee met one (1) time during fiscal 2014.

The Company does not have a policy regarding the consideration of diversity, however defined, in identifying nominees for director. Instead, in evaluating candidates to serve on the Company’s Board of Directors, consideration is given to the level of experience, financial literacy and business acumen of the candidate. In addition, qualified candidates for director are those who, in the judgment of the Nominating Committee, have significant decision-making responsibility, with business, legal or academic experience. The Nominating Committee will consider recommendations for board candidates that are received from various sources, including directors and officers of the Company, other business associates and shareholders, and all candidates will be considered on an equal basis, regardless of source.

During fiscal 2014, the members of the Nominating Committee were Jack Zwick, Dennis W. Baker and Thomas C. Williams who served as the Chairman of the Nominating Committee,. On May 21, 2015, Mr. Zwick resigned from his positions as a member of the Board of Directors and as a member of the Nominating Committee. On May 21, 2015, Mr. Baker resigned from his positions as a member of the Board of Directors and as a member of the Nominating Committee. On May 22, 2015, the Board of Directors appointed Dr. Arthur Laffer to serve as a member of the Nominating Committee to replace Mr. Baker. The Nominating Committee is presently composed of two non-employee directors: Thomas C. Williams (Chairman), and Dr. Arthur B. Laffer.

Audit Committee

The Audit Committee is primarily concerned with the effectiveness of the Company’s accounting policies and practices, its financial reporting and its internal accounting controls. In addition, the Audit Committee reviews and approves the scope of the annual audit of the Company’s books, reviews the findings and recommendations of the independent registered public accounting firm at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met four (4) times during fiscal 2014.

During fiscal 2014, the members of the Audit Committee were Jack Zwick who served as the Chairman of the Audit Committee, Dennis W. Baker and Thomas C. Williams. On May 21, 2015, Mr. Zwick resigned from his positions as a member of the Board of Directors and as a member of the Audit Committee. In April 2015, the Board of Directors appointed Mr. George A. Bajalia as the Chairman of the Audit Committee to replace Mr. Zwick. On May 21, 2015, Mr. Baker resigned from his positions as a member of the Board of Directors and as a member of the Audit Committee. On May 22, 2015, the Board of Directors appointed Dr. Arthur Laffer to serve as a member of the Audit Committee to replace Mr. Baker. The Audit Committee is presently composed of three non-employee directors: George A. Bajalia (Chairman), Thomas C. Williams and Dr. Arthur B. Laffer. The Board of Directors has determined that George A. Bajalia is considered an “audit committee financial expert” as defined by rules of the SEC. The Board of Directors has determined that each audit committee financial expert meets the additional independence criteria required under the listing standards of the NYSE MKT and Rule 10A-3 of the Exchange Act.

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REPORT OF THE AUDIT COMMITTEE (1)

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2014 with management, and has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence; and based on the review and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as filed with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Friedman LLP as the Company’s independent auditors for the fiscal year ending September 30, 2015.

THE AUDIT COMMITTEE

Thomas C. Williams

(1) The material in the Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee

The Compensation Committee has the sole responsibility for approving and evaluating the officer compensation plans, policies and programs. It may not delegate this authority. It meets as often as necessary to carry out its responsibilities. The Compensation Committee has the authority to retain compensation consultants, but has not done so. The Compensation Committee met one (1) time during fiscal 2014.

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The Compensation Committee meets to consider the compensation of the Company’s executive officers, including the establishment of base salaries and performance targets for the succeeding year, and the consideration of stock option awards. Management provides the Compensation Committee with such information as may be requested by the Compensation Committee, which in the past has included historical compensation information of the executive officers, tally sheets, internal pay equity statistics, and market survey data. Under the guidelines of the NYSE MKT, the Chief Executive Officer may not be present during the Compensation Committee’s deliberations regarding his compensation. If requested by the committee, the Chief Executive Officer may provide recommendations regarding the compensation of the other officers.

The Compensation Committee also has the responsibility to make recommendations to the Board of Directors regarding the compensation of directors.

During fiscal 2014, the members of the Compensation Committee were Dennis Baker who served as the Chairman of the Compensation Committee, Jack Zwick and Thomas C. Williams. On May 21, 2015, Mr. Zwick resigned from his positions as a member of the Board of Directors and as a member of the Compensation Committee. In April 2014, the Board of Directors appointed Mr. George A. Bajalia as a member of the Compensation Committee to replace Mr. Zwick. On May 21, 2015, Mr. Baker resigned from his positions as a member of the Board of Directors and as a member of the Compensation Committee On May 22, 2015, the Board of Directors appointed Dr. Arthur Laffer to serve as Chairman of the Compensation Committee to replace Mr. Baker. The Compensation Committee is presently composed of three non-employee directors: Dr. Arthur B. Laffer (Chairman), George A. Bajalia, and Thomas C. Williams.

Director Compensation

Directors do not receive any additional compensation for attendance at meetings of the Board of Directors or its committees. Employees of the Company do not receive any additional compensation for service on the Board of Directors.

The following table summarizes compensation that our directors earned during fiscal 2014 for services as members of our Board.

2014 Director Compensation Table (1)

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)

Dennis W. Baker (2)	30,000	0	30,000
Jack Zwick (3)	10,950	0	10,950
Thomas C. Williams	24,000	0	24,000
Michael Schroering (4)	24,000	52,000	76,000
Edward Hunter (5)	6,000	0	6,000

(1)	The aggregate number of outstanding option awards at the end of fiscal 2012 were as follows for each of the non-employee directors: Mr. Baker 330,000; Mr. Williams 315,000; Mr. Schroering 315,000.

(2)	Dennis W. Baker resigned from the Board of Directors in May 21, 2015 and William Isaac joined the Board of Directors in June 2015.

(3)	Jack Zwick resigned from the Board of Directors in May 21, 2015 and Peter Tanous joined the Board of Directors in May 2015.

(4)	Michael Schroering resigned from the board of directors in April 1, 2015 and Derek Dewan was appointed as the Chairman of the Board of Directors and the Chief Executive Officer in April 2015.

(5)	Edward Hunter resigned from the Board of Directors in January 2014 and George A. Bajalia joined the Board of Directors in January 2015.

The compensation of our directors is subject to the approval of our Boardof Directors, which is based, in part, on the review and recommendation of the Compensation Committee.

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Corporate Code of Ethics

We have a Code of Ethics that applies to all directors and employees, including our senior management team. The Code of Ethics is designed to deter wrongdoing, to promote the honest and ethical conduct of all employees and to promote compliance with applicable governmental laws, rules and regulations. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Code of Ethics or waivers from any provision thereof applicable to our principal executive officer, our principal financial officer and principal accounting officer by posting such information on our website pursuant to SEC rules.

Our Code of Ethics was attached as an exhibit to our Form 10-K filed with the SEC on March 29, 2013. In addition, you may obtain a printed copy of the Code of Ethics, without charge, by sending a request to: General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

Director Independence

Our Board of Directors is responsible to make independence determinations annually with the assistance of the Nominating Committee. Such independence determinations are made by reference to the independence standard under the definition of “independent director” under the NYSE MKT Listed Company Manual. Our Board of Directors has affirmatively determined that George A. Bajalia, William Isaac, Dr. Arthur B. Laffer, Peter Tanous, and Thomas C. Williams satisfy the independence standards under the NYSE MKT Listed Company Manual.

In addition to the independence standards provided in the NYSE MKT Listed Company Manual, our Board of Directors has determined that each director who serves on our Audit Committee satisfies standards established by the SEC providing that, in order to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation or (2) be an affiliated person of the Company or any of its subsidiaries. The Board of Directors has also determined that each member of the Compensation Committee satisfies the newly-adopted NYSE MKT standards for independence of Compensation Committee members, which became effective on July 1, 2013.

Director Selection Process

As provided in its charter, the Nominating Committee is responsible to recommend to our Board of Directors all nominees for election to the Boardof Directors, including nominees for re-election to the Boardof Directors, in each case after consultation with the Chairman of the Boardof Directors. The Nominating Committee considers, among other things, the level of experience, financial literacy and business acumen of the candidate. In addition, qualified candidates for director are those who, in the judgment of the Nominating Committee, have significant decision-making responsibility, with business, legal or academic experience, and other disciplines relevant to the Company’s businesses, the nominee’s ownership interest in the Company, and willingness and ability to devote adequate time to Board of Directors duties, all in the context of the needs of the Board of Directors at that point in time and with the objective of ensuring diversity in the background, experience, and viewpoints of Board of Directors members.

The Nominating Committee may identify potential nominees for election to our Board of Directors from a variety of sources, including recommendations from current directors and officers, recommendations from our shareholders or any other source the committee deems appropriate.

Our shareholders can nominate candidates for election as director by following the procedures set forth in our Bylaws, which are summarized below. We did not receive any director nominees from our shareholders for the annual meeting.

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Our Bylaws provide that any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the Secretary of the Company not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting. In accordance with the Company’s Bylaws, submissions must include: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such candidate’s service as a director if elected; (d) such other information regarding such candidate proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the candidate been nominated, or intended to be nominated, by the Boardof Directors; and (e) the consent of each candidate to serve as a director of the Company. The submission must also include: (i) the number of shares beneficially owned by the shareholder; (ii) the name, address and contact information of the candidate being recommended; and (iii) a description of the qualifications and business experience of the candidate.

Any shareholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our Bylaws, a copy of which may be obtained by sending a request to: General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

Family Relationships

There are no family relationships among our executive officers, directors and significant employees.

Legal Proceedings

None of our directors or executive officers has, during the past ten years:

(a)

Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)

Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)

Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Shareholder Communication with the Board of Directors

Shareholders and parties interested in communicating with our Board of Directors, any Board of Directors committee, any individual director or any group of directors (such as our independent directors) should send written correspondence to: Board of Directors, General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563, Attn.: Secretary. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

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Shareholder Proposals for Next Year’s Annual Meeting

As more specifically provided in our Bylaws, no business may be brought before an annual meeting of our shareholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered proper notice to us not less than ninety days or more than one hundred twenty days prior to the date of the meeting. Detailed information for submitting shareholder proposals or nominations of director candidates will be provided upon written request to: General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

The foregoing requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement for the 2016 annual meeting of shareholders. Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2016 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in such proxy materials pursuant to such rule, shareholder proposals must be received by our Secretary not later than May 18, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed below, there has not been, since October 1, 2013, nor is there currently pending, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest:

On December 11, 2014, the Company entered into a Stock Exchange Agreement (the “SCRIBE Agreement”) with Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (collectively, the “Scribe Shareholders”). The transaction was unanimously approved by written consent of the board of directors of the Company and the holders of a majority of the Company’s outstanding stock. The Scribe transaction closed on April 1, 2015. Pursuant to the terms of the SCRIBE Agreement the Company acquired 100% of the outstanding stock of Scribe Solutions Inc., (“Scribe”) from the Scribe Shareholders for 640,000 shares of Series A Preferred Stock (the “Preferred Stock”) of the Company. In addition, the Company exchanged warrants to purchase up to 6,350,000 shares of the Company’s common stock, for $0.20 per share, with a term of 5 years (the “Warrants”), for Scribe warrants held by two individuals. The issuances of Preferred Stock and Warrants by the Company was effected in reliance on the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

The Company contracted with Norco Accounting & Consulting Inc. (“Norco”) to provide accounting and consulting services prior to Andrew J. Norstrud joining the Company. Norco charged approximately $63,000 for consulting services and approximately $13,000 in related expense during the second quarter ended March 31, 2013. Norco is 50% owned by Andrew J. Norstrud, who joined the Company on March 29, 2013, as the Company’s Chief Financial Officer and became the Company’s Chief Executive Officer on March 7, 2014. The Company no longer uses Norco for accounting and consulting services.

To ensure the Company has adequate near-term liquidity, the officers of the Company have loaned the Company short-term loans. In most cases, the loans are for less than 30 days and no interest is expensed or paid to the officers. There were no amounts owed to officers of the Company, other than reimbursable expenses, at September 30, 2014.

On May 29, 2014, the Company entered into a settlement agreement related to an indemnification agreement with the former Chief Executive Officer of the Company under which the Company agreed to pay a total of $51,850 as settlement in full of certain disputes among the parties. As of September 30, 2014 this has been paid by the Company.

Under its charter, the Audit Committee of our Board of Directors is responsible to review and approve or ratify any transaction between the Company and a related person that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our voting securities as of August 17, 2015 by (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group.

Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, Illinois 60563.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors and Executive Officers
Derek Dewan	4,432,663	(2)	4.83%
Andrew J. Norstrud	1,550,000	(3)	1.71%
Dr. Arthur Laffer	635,713	(4)	*	%
Thomas Williams	400,000	(5)	*	%
Peter Tanous	315,000	(6)	*	%
William Isaac	300,000	(7)	*	%
George A. Bajalia	685,713	(8)	*	%
Alex Stuckey	21,063,001	(9)	22.94%
Current directors and executive officers as a group (8 individuals)	29,382,090		30.00%
5% or Greater Holders
Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010	6,670,655	(10)	7.50%

*	Represents less than 1%.

(1)	Based on 88,913,252 shares issued and outstanding as of August 17, 2015.

(2)

Represents 1,500,000 shares of common stock that Mr. Dewan acquired as a member of JOB2B LLC (“JOB LLC”), when JOB2B LLC distributed its assets to its members. The remaining 2,886,363 shares can be acquired by Mr. Dewan upon the exercise of 2,886,363 common stock purchase warrants of the Company, at an exercise price of $0.20 per share. Mr. Dewan beneficially owns 4,432,663 shares and has sole voting and dispositive power over the shares.

(3)	Represents (i) 50,000 shares of Common Stock, and (ii) 1,500,000 shares of Common Stock issuable upon the exercise of stock options approximately 435,000 are currently exercisable.

(4)	Represents (i) 285,713 shares of Common Stock, and (ii) 350,000 shares issuable upon the exercise of stock options that are not exercisable within 60 days.

(5)	Represents 400,000 shares issuable upon the exercise of stock options of which approximately 315,000 are currently exercisable.

(6)	Represents (i) 15,000 shares of Common Stock, and (ii) 300,000 shares issuable upon the exercise of stock options that are not exercisable within 60 days.

(7)	Represents 300,000 shares issuable upon the exercise of stock options that are not exercisable within 60 days.

(8)

Represents (i) 285,713 shares of Common Stock owned through Landmark Financial Corp, and (ii) 400,000 shares issuable upon the exercise of stock options that are not exercisable within 60 days. Mr. Bajalia beneficially owns 285,713 shares of Common Stock and has sole voting and dispositive power over these shares.

(9)

Represents 1,500,000 shares of common stock that Mr. Stuckey acquired as a member of JOB LLC when JOB LLC distributed its assets to its members. Mr. Stuckey owns 16,676,638 shares of common stock from the the conversion of 320,000 shares of the Company’s Series A Convertible Preferred Stock. The remaining 2,886,363 Shares can be acquired by Mr. Stuckey upon the exercise of 2,886,363 common stock purchase warrants of the Company, at an exercise price of $0.20 per share. Mr. Stuckey beneficially owns 18,176,638 shares of common stock and has sole voting and dispositive power over the shares.

(10)

Ms. Brittany M. Dewan is the trustee of the Derek E. Dewan Irrevocable Living Trust II Dated the 27th of July, 2010. Ms. Dwen has the sole voting power and sole dispositive power over the 6,670,655 shares of Common Stock.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC. Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended September 30, 2014 and 2013, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing.

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table summarizes all compensation awarded to, earned by or paid to all individuals serving as the Company’s principal executive officer, its two most highly compensated executive officers other than the principal executive officer, and up to two additional individuals who were serving as executive officers at the end of the last completed fiscal year, for each of the last two completed fiscal years. These individuals are referred to throughout this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)

Andrew Norstrud (1)	2014	229,200	25,000	-	-	-	306,000	(2)	-	560,200
Chief Executive Officer, Chief Financial Officer and Treasurer	2013	126,000		-	-	-	-		63,000	189,000

Michael Schroering (3)	2014	30,000	-	-	-	-	52,000	(4)	-	82,000
Former Chief Executive Officer and Chairman	2013	40,000		-	-	-	-		-	40,000

(1)

Mr. Norstrud became the Company’s Chief Financial Officer and Treasurer on March 28, 2013. Mr. Norstrud was a consultant during the year and charged the Company approximately $63,000 for those services through his consulting business, Norco Accounting & Consulting.

(2)	Mr. Norstrud was granted options to purchase 1,200,000 shares of common stock during the fiscal year 2014

(3)

Mr. Schroering served as the Company’s Chief Executive Officer and Chairman from November 24, 2012 until November 3, 2013 and resigned from his position as a director of the Company on April 1, 2015. Derek Dewan was appointed as the Chairman of the Board of Directors and the Chief Executive Officer of the Company on April 1, 2015.

(4)	Mr. Schroering was granted an option to purchase 300,000 shares of common stock during fiscal year 2014.

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Employment and Change in Control Agreements

Andrew Norstrud: On August 13, 2013, the Company entered into an employment agreement with Andrew J. Norstrud (the “Norstrud Employment Agreement”). The Norstrud Employment Agreement provides for a three-year term ending on March 29, 2016, unless employment is earlier terminated in accordance with the provisions thereof. Mr. Norstrud is to receive a starting base salary at the rate of $200,000 per year which is subject to adjustment by the Compensation Committee. Mr. Norstrud received options to purchase 200,000 shares of the Company’s common stock in connection with his execution of the Norstrud Employment Agreement, and is also entitled to receive an annual bonus based on criteria to be agreed to by Mr. Norstrud and the Compensation Committee. Mr. Norstrud was granted an additional option to purchase 1,000,000 shares of the Company’s common stock in connection with his employment with the Company and assumption of the Chief Executive Officer position. The Norstrud Employment Agreement contains standard termination, change of control, non-compete and confidentiality provisions. On July 24, 2015, the Company entered into an amendment to the Norstrud Employment Agreement pursuant to which Mr. Norstrud's term of employment was extended to March 29, 2017.

Option Awards

The option awards column represents the fair value of the stock options as measured on the grant date. The methods and assumptions used to determine the fair value of stock options granted are disclosed in “Note 9 - Stock Option Plans” in the notes to consolidated financial statements contained elsewhere herein.

All stock options awarded to the named executive officers during fiscal 2014 and 2013 were at option prices that were equal to the market price on the date of grant, had vesting dates two years or less after the date of grant, and had expiration dates ten years after the date of grant. Due to a change of control, subsequent to year end, all of such options were immediately vested and exercisable.

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year- End Table

The following table summarizes equity awards granted to Named Executive Officers and directors that were outstanding as of September 30, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: # Exercisable	Number of Securities Underlying Unexercised Options: # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned and Unexercisable Options:	Option Exercise Price $	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $

Andrew Norstrud,		200,000	-	0.25	1/27/2024	-	-	-	-
Chief Financial Officer and Treasurer		1,000,000	-	0.35	3/04/2024	-	-	-	-

Michael Schroering,		300,000	-	0.25	1/27/2024	-	-	-	-
Former Chief Executive Officer and Chairman (1)	15,000		-	0.48	12/19/22	-	-	-	-

(1)

Mr. Schroering served as the Company’s Chief Executive Officer and Chairman from November 24, 2012 until November 3, 2013 and resigned from his position as a director of the Company on April 1, 2015. Derek Dewan was appointed as the Chairman of the Board of Directors and the Chief Executive Officer of the Company on April 1, 2015.

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Retirement Benefits

The Company does not maintain a tax-qualified defined benefit retirement plan for any of its executive officers or employees. The Company has a 401(k) retirement plan in which all full-time employees may participate after one year of service.

DIRECTOR COMPENSATION

Compensation of Directors

Under the Company’s standard compensation arrangements that were in effect during fiscal 2014, each non-employee director received a monthly retainer of $2,000 with the exception of Mr. Baker and Mr. Zwick who received $2,500 per month. Directors did not receive any additional compensation for attendance at meetings of the Board of Directors or its committees. Employees of the Company did not receive any additional compensation for service on the Board of Directors.

The following table sets forth information concerning the compensation paid to each of the non-employee directors during fiscal 2014:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)

Dennis W. Baker (2)	30,000	0	30,000
Jack Zwick (3)	10,950	0	10,950
Thomas C. Williams	24,000	0	24,000
Michael Schroering (4)	24,000	52,000	76,000
Edward Hunter (5)	6,000	0	6,000

(1)	The aggregate number of outstanding option awards at the end of fiscal 2012 were as follows for each of the non-employee directors: Mr. Baker 330,000; Mr. Williams 315,000; Mr. Schroering 315,000.

(2)	Dennis W. Baker resigned from the Board of Directors in May 21, 2015 and William Isaac joined the Board of Directors in June 2015.

(3)	Jack Zwick resigned from the Board of Directors in May 21, 2015 and Peter Tanous joined the Board of Directors in May 2015.

(4)	Michael Schroering resigned from the Board of Directors in April 1, 2015 and Derek Dewan was appointed as the Chairman of the Board of Directors and the Chief Executive Officer in April 2015.

(5)	Edward Hunter resigned from the Board of Directors in January 2014 and George A. Bajalia and Arthur Laffer joined the Board of Directors in January 2015.

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Option Awards

As of September 30, 2014, there were stock options outstanding under the Company’s 1995 Stock Option Plan, Second Amended and Restated 1997 Stock Option Plan, 1999 Stock Option Plan and the 2011 Company Incentive Plan. All four plans were approved by the shareholders. The 1995 Stock Option Plan and the 1999 Stock Option Plan have expired, and no further options may be granted under those plans. During fiscal 2009, the Second Amended and Restated 1997 Stock Option Plan was amended to make an additional 592,000 options available for granting and as of September 30, 2013, there were no shares available for issuance under the Amended and Restated 1997 Stock Option Plan. As of September 30, 2014, there were shares available for issuance under the 2011 Company Incentive Plan, however management does not anticipate issuing any shares under these plans. The plans granted specified numbers of options to non-employee directors, and they authorized the Compensation Committee of the Board of Directors to grant either incentive or non-statutory stock options to employees. Vesting periods are established by the Compensation Committee at the time of grant. All stock options outstanding as of September 30, 2014 and September 30, 2013 were non-statutory stock options, had exercise prices equal to the market price on the date of grant, and had expiration dates ten years from the date of grant.

On July 23, 2013, the Board of Directors approved the Company’s 2013 Incentive Stock Plan (the “2013 Plan”), and resolved to cease issuing securities under all prior Company equity compensation plans. The 2013 Plan was approved by the Company’s shareholders at the Annual Meeting of Shareholders on September 9, 2013. The purpose of the 2013 Plan is to provide additional incentives to select persons who can make, are making, and continue to make substantial contributions to the growth and success of the Company, to attract and retain the employment and services of such persons, and to encourage and reward such contributions, by providing these individuals with an opportunity to acquire or increase stock ownership in the Company through either the grant of options or restricted stock. The 2013 Plan is administered by the Compensation Committee or such other committee as is appointed by the Board of Directors pursuant to the 2013 Plan. The Compensation Committee has full authority to administer and interpret the provisions of the 2013 Plan including, but not limited to, the authority to make all determinations with regard to the terms and conditions of an award made under the 2013 Plan. The maximum number of shares that may be granted under the 2013 Plan is 10,000,000. This number is subject to adjustment to reflect changes in the capital structure or organization of the Company.

(number of shares in thousands)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	3,419	$0.32	7,408	(1)

Equity compensation plans not approved by security holders	-	-	-

Total	3,419	$0.32	7,408	(1)

(1)	Includes only the Options that could be issuable under the 2013 Plan.

A summary of stock option activity is as follows:

	Year Ended September 30,
(Number of Options in Thousands)	2014	2013

Number of options outstanding:
Beginning of year	1,478	1,747
Granted	2,595	108
Exercised	-	-
Terminated	(654)	(377)

End of year	3,419	1,478

Number of options exercisable at end of year	1,470	1,418
Number of options available for grant at end of year	7,408	10,000

Weighted average option prices per share:
Granted during the year	$.28	$.49
Exercised during the year	-	-
Terminated during the year	.42	.40
Outstanding at end of year	.32	.40
Exercisable at end of year	.38	.41

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Stock options outstanding as of September 30, 2014 were as follows (number of options in thousands):

Range of Exercise Prices	Number Outstanding	Weighted Average Price	Number Exercisable	Weighted Average Price	Average Remaining Life (Years)

Under $1.00	3,404	$0.32	1,455	$0.38	8.5
$1.01 to 2.39	15	$2.39	15	$2.39	3

As of September 30, 2014, the aggregate intrinsic value of outstanding stock options and exercisable stock options was approximately $0.21 per share.

The average fair value of stock options granted was estimated to be $0.21 per share in fiscal 2014 and $0.43 per share in fiscal 2013. This estimate was made using the Black-Scholes option pricing model and the following weighted average assumptions:

	2014	2013

Expected option life (years)	9	10
Expected stock price volatility	95%	94%
Expected dividend yield	-%	-%
Risk-free interest rate	2.75%	2.64% to 1.86%

Stock-based compensation expense attributable to stock options was $98,000 and $68,000 in 2014 and 2013, respectively. As of September 30, 2014, there was approximately $422,000 of unrecognized compensation expense related to unvested stock options outstanding, and the weighted average vesting period for those options was 1.5 years.

Retirement Benefits

The Company does not maintain a tax-qualified defined benefit retirement plan for any of its executive officers or employees. The Company has a 401(k) retirement plan in which all full-time employees may participate after one year of service.

Potential Payments upon Termination of Employment or Change in Control

The Company does not presently have any agreements that require us to provide compensation to the NEOs in the event of certain terminations of their employment or if the Company experiences a change in control.

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AUDIT-RELATED MATTERS

General

In fulfilling its oversight role, our Audit Committee met and held discussions, both together and separately, with the Company’s management and Friedman. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and Friedman, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. The Audit Committee discussed with Friedman matters deemed significant by Friedman, including those matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and reviewed a letter from Friedman disclosing such matters.

Friedman also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board of Directors regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with Friedman matters relating to their independence.

Based on our review with management and Friedman of the Company’s audited consolidated financial statements and Friedman’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014.

The following table presents fees billed by Friedman, LLP for the following professional services rendered for the Company for the fiscal years ended September 30, 2014 and 2013:

	Fiscal	Fiscal

Audit fees	$155,000	$155,000
Audit-related fees	18,500	18,500
Tax fees	-	-
All other fees	-	-

“Audit fees” relate to services for the audit of the Company’s consolidated financial statements for the fiscal year and for reviews of the interim consolidated financial statements included in the Company’s quarterly reports filed with the SEC.

“Audit-related fees” relate to services that are reasonably related to the audit of the Company’s consolidated financial statements and are not included in “audit fees.” These services include audits of the Company’s 401(k) retirement plan and consultations on certain accounting matters.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, and to not engage them to perform the specific non-audit services proscribed by law or regulation. At the beginning of each fiscal year, the Audit Committee meets with the independent registered public accounting firm and approves the fees and services to be performed for the ensuing year. On a quarterly basis, the Audit Committee reviews the fees billed for all services provided for the year to date, and it pre-approves additional services if necessary. The Audit Committee’s pre-approval policies allow management to engage the independent registered public accounting firm for consultations on tax or accounting matters up to an aggregate of $10,000 annually. All fees listed in the table above were approved in accordance with the Audit Committee’s policies.

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Policy Regarding Pre-Approval of Services Provided by the Outside Auditors

The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee reviews the fees billed for all services provided on a quarterly basis, and it pre-approves additional services if necessary. As required by Section 10A of the Exchange Act, the Audit Committee pre-approved all audit and non-audit services provided by our outside auditors during fiscal 2013 and 2014, and the fees paid for such services.

TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO EFFECT A ONE-FOR-TEN REVERSE SPLIT OF AUTHORIZED, ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

Our Board of Directors has adopted a resolution to effect a one-for-ten reverse split of our authorized, issued and outstanding shares of our Common Stock (the “Reverse Stock Split”), subject to an affirmative vote of the holders of at least a majority of the issued and outstanding shares as of the Record Date entitled to vote on the this Proposal 3 at the annual meeting. If the proposed Reverse Stock Split is approved by shareholders, the Company will effect a Reverse Stock Split as described in this proxy statement. The Reverse Stock Split will be effected by giving of notice to the appropriate regulatory authorities. The actual timing of any such notice will be determined by the Board of Directors based upon its evaluation as to when the it will be most advantageous to the Company and its shareholders.

Our Board of Directors reserves the right, notwithstanding shareholder approval of this proposal and without further shareholder action, to delay or abandon the Reverse Stock Split if, prior to filing the amendment to our Articles of Incorporation that implements this amendment and the amendment described in Proposal 4 of this proxy statement, the Board of Directors determines in its sole discretion that the Reverse Stock Split would not be in the best interests of our shareholders. The text of our amendment to the Articles of Incorporation is attached to this information statement as Appendix A.

Purpose of the Reverse Stock Split

We believe that the Reverse Stock Split will be advantageous to us and to all shareholders because it may provide the opportunity for higher share prices based upon fewer shares and to improve the volume and liquidity of the Company’s shares. However, there can be no assurance that there will be any positive effect on the Company or its Common Stock that results from the Reverse Stock Split. There can be no assurance that the market price for our Common Stock, immediately or shortly after the proposed Reverse Stock Split, if approved, will rise, or that any rise which may occur will be sustained. Market conditions are outside of the Company's control, and are influenced by investor attitudes and external conditions.

This is not a "going private" transaction, and no shareholders will be reduced to less than one share. This action will not have the effect of reducing our shareholders to less than 300, and we will continue to be required to file reports and other information with the SEC pursuant to Sections 13 or 15(d) of the Securities and Exchange Act of 1934, as amended.

Certain Risks Associated with the Reverse Stock Split

There are numerous factors and contingencies that could affect our stock price following the proposed Reverse Stock Split, including the status of the market for our Common Stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our Common Stock may not be sustainable at the direct arithmetic result of the Reverse Stock Split. If the market price of our Common Stock declines after the Reverse Stock Split, our total market capitalization (the aggregate value of all of our outstanding Common Stock at the then existing market price) after the Reverse Stock Split will be lower than before the split.

Fractional Shares

Fractional shares will be rounded up to the next whole share. The Company will issue one full share of the post Reverse Stock Split Common Stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each shareholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued as a result of the treatment of fractional shares.

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Effects of the Reverse Stock Split on Capital Stock

The Common Stock after giving effect to the Reverse Stock Split will not be different from the Common Stock held by the Company's shareholders prior to the Reverse Stock Split. The shareholders will have the same relative rights following the effective date of the Reverse Stock Split as they had prior to the Reverse Stock Split, except to the extent that there are minor changes to the proportion of shares that they own caused by the rounding up of fractional shares to the nearest whole share.

Implementation of Reverse Stock Split

On August 3, 2015, our Board of Directors voted to ratify, approve and accept an amendment to our Articles of Incorporation to effect a Reverse Stock Split of one-for-ten whereby every ten (10) shares of the authorized, issued and outstanding shares of Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock of the Company. If our shareholders approve Proposal 3 and our Board of Directors decides to effectuate the Reverse Stock Split, each block of ten shares of Common Stock issued and outstanding will be reclassified, and changed into one fully paid and nonassessable share of Common Stock of the Company. For example, if you owned 1,000 shares of our Common Stock prior to the Reverse Stock Split, you would own 100 shares immediately after the Reverse Stock Split becomes effective, representing substantially the same proportionate interest in the Company. In addition, the number of authorized shares of Common Stock that the Company may issue will be reclassified, and changed from 200,000,000 to 20,000,000. If approved by shareholders, the Reverse Stock Split would become effective upon our giving of notice to the appropriate regulatory authorities and filing the amendment to our Articles of Incorporation, subject to the discretion of our Board of Directors.

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective date. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholders until such shareholders has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholders will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled to as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post Reverse Stock Split Common Stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

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Certain Federal Income Tax Consequences of Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (the "Treasury Regulations"), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service ("IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to holders that hold our Common Stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax consequences relevant to such holders' particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

•	persons that are not U.S. Holders (as defined below);
•	persons subject to the alternative minimum tax;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies or other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

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The Reverse Stock Split should constitute a "recapitalization" for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder's aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder's holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share of our Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder's holding period for our Common Stock surrendered exceeded one year at the effective time of the Reverse Stock Split.

Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Purpose of the Capital Increase

The purpose of the Capital Increase is to provide us with the necessary flexibility to implement corporate plans including (i) the issuance of shares in connection with any future financings, (ii) the issuance of shares for general corporate purposes such as stock dividends, (iii) the issuance or reservation of stock pursuant to employee benefit or compensation programs or plans and (iv) the issuance of shares in connection with potential acquisitions or other transactions which the Board of Directors believes provide the potential for growth and profit. To the extent that additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be subject to delays, uncertainties and expense occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions, unless such action is required by applicable law or the rules of NYSE MKT or any other stock exchange on which our Common Stock is or may be listed.

We have no current specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock.

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Effect of the Capital Increase

The increase in authorized capital stock will not have any immediate effect on the rights of existing shareholders. The Board of Directors will, however, have the authority to issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by our Articles of Incorporation or the rules of NYSE MKT or any other stock exchange on which the Common Stock is traded or applicable law. To the extent that additional authorized shares are issued in the future, they may also decrease the existing shareholders’ percentage of equity ownership in us and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of us without further action by our shareholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of us more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

The Board of Directors is not currently aware of any attempt to take over or acquire control of our company. While it may be deemed to have potential anti-takeover effects, the Capital Increase is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors or management.

No Dissenters’ Rights

Illinois law does not provide for dissenter’s rights in connection with the approval of the actions described in this proxy statement.

TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY, NO PAR VALUE, FROM 20,000,000, POST REVERSE STOCK SPLIT, TO 200,000,000 SHARES.

In conjunction with the reasons for recommending approval of Proposal 3, the Board of Directors is recommending to the Company's shareholders, and is proposing, an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock authorized to be issued by the Company from 20,000,000, post Reverse Stock Split, to 200,000,000 (“Capital Increase”). If Proposal 3 is approved by shareholders and effectuated, we believe the amount of Common Stock currently authorized by the Articles of Incorporation would be disproportionately low compared to the number of shares that would be outstanding after giving effect to the Reverse Stock Split.

If the number of shares authorized by Articles of Incorporation were to be reduced by the same one-for-ten ratio as is proposed for the issued and outstanding shares of our Common Stock described in Proposal 3 of this proxy statement, the number of authorized shares would be reduced from 200,000,000 to 20,000,000. However, if all currently outstanding securities of the Company that are convertible into Common Stock were to be converted and all warrants and options to acquire the Company's Common Stock which are currently outstanding were to be exercised, there would be issued and outstanding approximately 103,105,793 shares of Common Stock after such conversions and exercises. We believe that it is in the Company's best interest to provide the Company with the flexibility to issue additional shares, although we have no plans to do so at the present time. Therefore, the Board of Directors believes that a maximum authorized number of shares of 200,000,000 is appropriate.

The Board of Directors reserves the right, notwithstanding shareholder approval of this proposal and without further shareholder action, to delay or abandon the Capital Increase and the Reverse Stock Split described in Proposal 3 if, prior to filing the amendment to our Articles of Incorporation that implements these proposals, the Board of Directors determines in its sole discretion that the Reverse Stock Split and the Capital Increase would not be in the best interests of our shareholders. If Proposal 3 and 4 are approved, the amendment to Articles of Incorporation will become effective upon its filing with the Secretary of State for the State of Illinois. The text of our amendment to the Articles of Incorporation is attached to this information statement as Appendix A.

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GENERAL

Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to shareholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or other electronic means.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The Company’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our Company at following address: General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, Illinois 60563, Attn.: Secretary.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating Committee of the Boardof Directors, our Board of Directors has nominated for re-election at the annual meeting each of Mr. Derek Dewan, Dr. Arthur Laffer, Mr. Thomas Williams, Mr. Peter Tanous, Mr. William Isaac, Mr. George A. Bajalia and Mr. Andrew J. Norstrud each to stand for re-election for a new term expiring at the 2016 annual meeting of shareholders or until their successors are duly elected and qualified. Each of the nominees is currently serving as a member of our Boardof Directors.

In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies voting for their election will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, we are not aware that either nominee is unable or will decline to serve as a director if elected.

Required Vote

The affirmative vote of shares of our Common Stock representing a plurality of the votes cast is required to elect each of Mr. Derek Dewan, Dr. Arthur Laffer, Mr. Thomas Williams, Mr. Peter Tanous, Mr. William Isaac, Mr. George A. Bajalia and Mr. Andrew J. Norstrud as directors of the Company.

Recommendation

Our Board of Directors unanimously recommends a vote “FOR” the election of each of Mr. Derek Dewan, Dr. Arthur Laffer, Mr. Thomas Williams, Mr. Peter Tanous, Mr. William Isaac, Mr. George A. Bajalia and Mr. Andrew J. Norstrud to our Board of Directors.

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee of our Board of Directors has appointed Friedman LLP (“Friedman”) to serve as our independent registered public accounting firm for the year ending September 30, 2015. Friedman has served in this capacity since November 29, 2012.

We are asking our shareholders to ratify the appointment of Friedman as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the appointment of Friedman to our shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the appointment of Friedman, the Audit Committee will consider whether it is appropriate and advisable to appoint another independent registered public accounting firm. Even if our shareholders ratify the appointment of Friedman, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Friedman are expected to be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Required Vote

The affirmative vote of shares of our Common Stock representing a majority of votes cast thereon at the annual meeting or any adjournment or postponement thereof is required to approve Proposal 2.

Recommendation

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

PROPOSAL 3: REVERSE STOCK SPLIT

Our Board of Directors has adopted a resolution to amend the Company’s Articles of Incorporation to effect a one-for-ten Reverse Stock Split of our authorized, issued and outstanding shares of our Common Stock.

Required Vote

The affirmative vote of the holders of at least a majority of the issued and outstanding shares as of the Record Date entitled to vote at the annual meeting or any adjournment or postponement thereof is required to approve Proposal 3.

Recommendation

Our Board of Directors unanimously recommends a vote “FOR” the Reverse Stock Split.

PROPOSAL 4: CAPITAL INCREASE

Our Board of Directors has adopted a resolution to amend the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 20,000,000, post Reverse Stock Split, to 200,000,000.

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Required Vote

The affirmative vote of the holders of at least a majority of the issued and outstanding shares as of the Record Date entitled to vote at the annual meeting or any adjournment or postponement thereof is required to approve Proposal 4.

Recommendation

Our Board of Directors unanimously recommends a vote “FOR” the Capital Increase.

OTHER MATTERS

We do not expect that any matter other than the foregoing proposals will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

If you would like to receive a copy of our Annual Report on Form 10-K for the year ended September 30, 2014, and the Quarterly Report for the Three Months Ended December 31, 2014, or this proxy statement, please contact us at: General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, Illinois 60563, attn.: Chief Financial Officer or by telephone at (630) 954-0400, and we will send a copy to you without charge.

A Note about Our Website

Although we include references to our website (www.generalemployment.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.

We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investors Relations section of our website. Accordingly, investors should monitor such section of our website, in addition to following our press releases, SEC filings and public conference calls.

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Appendix A

Form of Amendment to the Articles of Incorporation

ARTICLE III (1) is hereby deleted in its entirety and the following ARTICLE SIX is substituted in lieu hereof:

“1. Number and Class. The number of shares the Corporation is authorized to issue, itemized by class, series and par value, if any, is:

Class	Par Value	Number of Shares Authorized

Common Stock	without par value	200,000,000 shares
Preferred Stock	without par value	20,000,000 shares”

ARTICLE III (5) is hereby deleted in its entirety and the following ARTICLE SIX is substituted in lieu hereof:

“5. Shares Issued and Outstanding. The number of shares issued and outstanding as of the filing of these Articles is              shares of Common Stock and no shares of Preferred Stock, and the amount of paid in capital on such date is $              .”

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☐ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ☐

PROXY	PROXY

GENERAL EMPLOYMENT ENTERPRISES, INC.

PROXY FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

OF GENERAL EMPLOYMENT ENTERPRISES, INC.

184 Shuman Blvd., Suite 420, Naperville, IL 60563

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints ANDREW J. NORSTRUD, as proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the annual meeting of shareholders to be held on September 15, 2015, and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND A VOTE FOR PROPOSALS 2, 3, and 4.

Continued, and to be marked, dated and signed on the reverse side.

Please mail this proxy in the enclosed envelope as promptly as possible.

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☐ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ☐

PROXY FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS OF GENERAL EMPLOYMENT ENTERPRISES, INC. 184 Shuman Blvd., Suite 420, Naperville, IL 60563	Please mark your votes like this	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED BELOW, AND A VOTE FOR PROPOSALS 2, 3 and 4.

1.	ELECTION OF DIRECTORS, NOMINEES: Mr. Derek Dewan, Dr. Arthur Laffer, Mr. Thomas Williams, Mr. Peter Tanous, Mr. William Isaac, Mr. George A. Bajalia and Mr. Andrew J. Norstrud For, except vote withheld from the following nominee(s):	FOR ☐	WITHHOLD ☐		2.	To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for 2015	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve an amendment to the Company’s Articles of Incorporation to effect a one-for-ten reverse stock split whereby every ten (10) shares of the authorized, issued and outstanding shares of common stock, no par value per share (the “Common Stock”) shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”) of the Company	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.

To approve an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 20,000,000, post Reverse Stock Split, to 200,000,000

							FOR ☐	AGAINST ☐	ABSTAIN ☐
					5.	In their discretion, in the transaction of such other business as may properly come before the meeting.
					You are encouraged to specify your choice by marking the appropriate box with an “X” but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.

						COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
Signature						Date ___, 2015.

Note: The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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